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                                                                   EXHIBIT 10.6


                               2,200,000 SHARES OF
                          COMMON STOCK, $.001 PAR VALUE

                        CONSERVER CORPORATION OF AMERICA

                            SELECTED DEALER AGREEMENT

                                                               May   , 1997

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Ladies/Gentlemen:



         We have agreed as the underwriter (the "Underwriter") named in the enclosed prospectus (the "Prospectus"), subject to the terms and conditions of an Underwriting Agreement dated May , 1997 (the "Underwriting Agreement"), to purchase from CONSERVER CORPORATION OF AMERICA (the "Company") 2,200,000 shares (the "Firm Shares") of Common Stock, par value $.001 (the "Common Stock"). We may also purchase as many as 330,000 additional shares of Common Stock (the "Option Shares") from the Company pursuant to Section 2 (b) of the Underwriting Agreement. The Firm Shares to be sold by the Company and the Option Shares are sometimes collectively referred to herein as the "Shares" and are more particularly described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request.



         We are offering a portion of the Shares for sale to selected dealers (the "Selected Dealers"), among whom we are pleased to include you, at the public offering price of $5.00 per share, less a concession in the amount set forth in the Prospectus under "Underwriting" ($.2125 per share). This offering is made subject to delivery of the Shares and their acceptance by the Underwriter, to the approval of all legal matters by our counsel, and to the terms and conditions herein set forth, and may be made on the basis of the reservation of the Shares or an allotment against subscription.

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         We will advise you by telegram of the method and terms of the offering.
Acceptances should be sent to Janssen/Meyers Associates, L.P., 17 State Street, New York, New York 10004, Attention: Syndicate Department. Subscription books may be closed by us at any time without notice, and we reserve the right to reject any subscription in whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.



         Any of the Shares purchased by you hereunder are to be promptly offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from any such public offering price not in excess of the amount set forth in the Prospectus under "Underwriting" ($.10625 per share) may be allowed to dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or foreign dealers or institutions not eligible for membership in said association who agree to abide by the conditions with respect to foreign dealers and institutions set forth in your confirmation below. We may buy Shares from, or sell Shares to, any Selected Dealer, and any Selected Dealer may buy Shares from, or sell Shares to, any other Selected Dealer at the public offering price less all or any part of the concession set forth in the Prospectus. After the Shares are released for sale to the public, we are authorized to vary the offering price of the Shares and other selling terms.


         If, prior to the termination of this Agreement, we purchase or contract to purchase any Shares which were purchased by you from us or any Selected Dealer at a concession from the public offering price (or any Shares which we believe have been substituted therefor): you agree that we may (i) require you to pay us on demand an amount equal to the concession on such Shares; (ii) sell for your account the Shares so purchased and debit or credit your account with the loss or profit resulting from such sale; or (iii) require you to purchase such Shares at a price equal to the total cost of such purchase including commissions and transfer taxes on redelivery.


         Shares accepted or allotted hereunder shall be paid for in full at the public offering price, or, if we shall so advise you, at such price less the concession to dealers, at the office of Janssen-Meyers Associates, L.P., 17 State Street, New York, New York 10004, prior to 8:30 a.m., New York City time, on such day after the public offering date as we may advise, by certified or official bank check payable in New York Clearing House funds to the order of Janssen-Meyers Associates, L.P., against delivery of certificates. If Shares are purchased and paid for by you hereunder at the public offering price, the concession will be paid to you after the termination of this Agreement.



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         We have been advised by the Company that a registration statement (File
No. 333-16571) for the Shares, filed under the Securities Act of 1933, as amended (the "Act"), has become effective. You agree that in selling the Shares purchased pursuant hereto (which agreement shall also be for the benefit of the Company) you will comply with the applicable requirements of the Act and of the Securities Exchange Act of 1934, as amended, and the terms and conditions set forth in the Prospectus. No person is authorized by the Company or any of the Underwriters to give or rely on any information or to make any representations not contained in the Prospectus in connection with the sale of Shares. You are not authorized to act as agent for the Company or the Underwriter in offering the Shares to the public or otherwise. Nothing contained herein shall constitute that the Selected Dealers are partners with the Underwriter or with one another.

         The Underwriter shall not be under any liability (except for our own want of good faith) for or in respect of the validity or value of, or title to, any Shares; the form or completeness of, or the statements contained in, or the validity of, the registration statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto or any other letters or instruments executed by or on behalf of the Company or others; the form or validity of the agreement for the purchase of the Shares or this Agreement; the delivery of the Shares; the performance by the Company or others of any agreement on its or their part; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Underwriter from any liability imposed by the Act.

         You, by your confirmation below, represent that (i) you are a member in good standing of the NASD or are a foreign bank or dealer not eligible for membership in the NASD which agrees to make offers or sales of Shares within the United States, its territories or its possessions, or to persons who are citizens thereof or residents therein; (ii) neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the ByLaws of the NASD) nor, to your knowledge, any "related person" (as defined by the NASD in its Interpretation of Article III, Section I of its Rules of Fair Practice, as amended) or any other broker-dealer, have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Interpretation, and as to which such documents or information have not been so filed as required.

         You agree not to, at any time prior to the termination of this Agreement, bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any Common Stock other than (a) as provided for in this Agreement or the Underwriting Agreement relating to the Shares, or (b) purchases or sales as broker on unsolicited orders for the account of others. In making


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the sales of Shares, if you are a member of the NASD, you will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation of Article II, Section I of its Rules of Fair Practice with respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or if you are a foreign bank or dealer, you agree to comply with such Interpretation of Sections 8, 24 and 36 of such Article as though you were such a member and Section 25 of such Article as it applies to a nonmember broker or dealer in a foreign country.

         Upon application to us, we will inform you as to the advice we have received from counsel concerning the jurisdictions in which the Shares have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any jurisdiction.

         As Underwriter, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. Neither we, acting as the Underwriter, shall be under any obligation to you except for obligations expressly assumed by us in this Agreement.

         You agree, upon our request, at any time or times prior to the termination of this Agreement, to report to us the number of Shares purchased by you pursuant to the provisions hereof which then remain unsold.

         Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 30th business day after the initial public offering of the Shares, but, in our discretion, may be extended by us for a further period or periods not exceeding 30 business days in the aggregate and in our discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding the termination of this Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, or against you together with other dealers purchasing Shares upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

         This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles.


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         In the event that you agree to purchase Shares in accordance with the terms hereof, and with the aforementioned telegram, kindly confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate hereof and returning it to us promptly.

         All communications from you should be addressed to Janssen- Meyers Associates, L.P., 17 State Street, New York, New York 10004 Attention: Syndicate Department. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at this address to which this letter is mailed.

                                Very truly yours,

                                JANSSEN-MEYERS ASSOCIATES, L.P.
                                As Underwriter

                                By: /s/
                                    -----------------------------------
                                Name:
                                Title:



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JANSSEN-MEYERS ASSOCIATES, L.P.

17 State Street
New York, New York 10004

Attention:  Syndicate Department


Ladies/Gentlemen:



         We hereby confirm our agreement to purchase __________ Shares (as such term is defined in the Selected Dealer Agreement) of Common Stock of Conserver Corporation of America, subject to the terms and conditions of the foregoing Agreement and your telegram to us referred to therein. We hereby acknowledge receipt of the definitive Prospectus relating to the Shares, and we confirm that in purchasing Shares we have relied upon no statements whatsoever, written or oral, other than the statements in such Prospectus. We have made a record of our distribution of preliminary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have, upon your request, promptly forwarded copies thereof to each person to whom we had theretofore distributed preliminary prospectuses. We confirm that we have complied and will comply with all of the requirements of Rule 15c2-8 under the Securities Exchange Act of 1934.


         We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, if we are not such a member, we are a foreign dealer or institution not eligible for membership in said Association which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein. If we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, or, if we are such a foreign dealer or institution, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of such Article as if we were such a member, and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country.


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                                           Corporate or Firm Name of
                                            Selected Dealer


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                                           (Signature of Authorized
                                            Official or Partner)

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Dated:              , 1997



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